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                                                                    EXHIBIT 99.1


                          STOCK FOR ASSETS AGREEMENT

     PLAN AND AGREEMENT OF REORGANIZATION between Territorial
Resources Inc. (a Texas corporation) and Gosford Quarry Investments, Inc.(a Delaware Corporation).

     For the Acquisition of all the assets of Gosford Quarry Investments, Inc. in exchange for the stock of Territorial Resources Inc.

     PLAN AND AGREEMENT OF REORGANIZATION, dated June 28,1989 between Territorial Resources Inc., a Texas corporation (hereinafter called Territorial, and Gosford Quarry Investments, Inc., a Delaware Corporation (herein called Gosford).

     1. Territorial desires to acquire and Gosford desires to transfer to Territorial all the assets & properties of Gosford in exchange for the issue and delivery by Territorial to Gosford of shares of Common Stock audited net book value of .4735 per share of Territorial to be distributed to the stockholders of Gosford in exchange for their stock in Gosford, all upon the terms and conditions hereinafter set forth and for the purpose of carrying out a tax-free reorganization within the meaning of the Internal Revenue Code of 1986.

     2. Gosford desires to provide for the winding up and settling of its affairs in voluntary dissolution and for the distribution to its stockholders of such shares of Common stock, audited net book value of .4735 per share of Territorial, as hereinafter provided, in complete liquidation and complete cancellation or redemption of its stock.

     3.   Gosford hereby represents and warrants to Territorial as follows:

     (a) Gosford is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and it is entitled to own or lease its properties and to carry on its business at and in the place where such properties are now owned, leased, or operated or such business is now conducted.

     (b) The authorized capital stock of Gosford consists of 1,000,000 shares of Common Stock, par value one cent (.01) per share (hereinafter called Common Stock of Gosford), of which 400,000 shares have been validly issued and are now outstanding.

     (c) Gosford does not have any subsidiaries or affiliated companies of any kind.
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     (d)  Annexed hereto as Exhibit A are balance sheets of Gosford as June 30,
1988 and June 28,1989. All such statements are correct and complete and present fairly the financial condition of Gosford as of respective dates of said balance sheets. Statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis.

     (e) At June 28,1989, Gosford had no liabilities, absolute or contingent, which are not shown or provided for on the balance sheets of Gosford as of June 28,1989. (Exhibit A, annexed hereto)

     (f) Since June 28,1989, there has been no material change in the condition, financial or otherwise of Gosford as shown in the balance sheet of Gosford as of June 28, 1989 (Exhibit A annexed hereto), other than changes occurring in the ordinary course of business, which changes have not materially adversely affected its business, properties, or financial condition.

     (g) The accounts receivable of Gosford shown on said balance sheet of Gosford as June 28,1989 (Exhibit A annexed hereto), or thereafter acquired by it prior to the date hereof, have been collected or are collectable in amounts not less than 96 percent of the book amounts thereof.

     (h) Annexed hereto as Exhibit B is an appraisal and description of all real properties owned by Gosford, and, with respect to such properties owned by Gosford, a reserve report evaluation of the gross and net book value as of June 28, 1989. The reserve evaluation was preformed by an independent reserve engineer.

     (i) There are no actions, suits or proceedings pending, or to the knowledge of Gosford, threatened against or affecting Gosford. Gosford is not in default with respect to any judgement, order, writ, injuction, decree, assessment, or other similar command of any court of any federal, state municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign affecting it.

     (j) To the best of the knowledge, information, and belief of its officers, Gosford has complied with all laws, regulations, and orders applicable to its business.

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     (k)  Since June 28,1989, Gosford has not (1) issued any stock, bonds or other corporate securities; (2) incurred any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (3) discharged or satisfied any lien or encumbrance or paid obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet of Gosford as of June 28, 1989. (Exhibit A hereto), and current liabilities incurred since that date in the ordinary course of business; (4) declared or made any payment or to stockholders, or purchased or redeemed any shares of its capital stock;
(5) mortgaged, pledged, or subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible; (6) sold or transferred any of its tangible assets or canceled any debts or claims, except in each case in the ordinary course of business; (7) sold, assigned or transferred any patents, trademarks, trade names, copyrights, or other intangible assets; (8) suffered any extraordinary losses or waived any rights of substantial value; or (9) entered into any transaction other than in the ordinary course of business.

     (l) The Board of Directors of Gosford has duly approved this plan and Agreement of Reorganization and the transactions contemplated herein, subject to the approval thereof by the stockholders of Gosford as required under the laws of the State of Delaware, and has authorized the execution and delivery hereof by Gosford.

     4.  Territorial represents and warrants to Gosford as follows:

     (a) Territorial is a corporation duly organized and existing and in good standing under the laws of the State of Colorado.

     (b) The authorized capital stock of Territorial consists of 30,000,000 shares of Common Stock, stated value .001 per share (hereinafter called Common stock of Territorial), of which 1,683,699 shares have been validly issued and are now outstanding.

     (c) Annexed hereto as Exhibit C is the balance sheet of Territorial as of March 31, 1989 and statements of income for the year then ended, certified by Hein + Associates, independent certified public accountants. Such statements are correct and complete and present fairly the financial condition of Territorial as of March 31,1989 and the results of operations of Territorial for the year then ended. All said financial statements have been prepared in conformity with generally accepted accounting principals.

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     (d)  There has been no material change in the condition, financial or otherwise, of Territorial as shown in the balance sheet of Territorial as of March 31, 1989 (Exhibit C annexed hereto), other than changes occurring in the ordinary course of business, which changes have not materially adverely affected its business, properties, or financial condition.

     (e) The shares of Common Stock of Territorial deliverable pursuant hereto, when issued and delivered as herein provided, will be validly issued and outstanding shares of Common Stock of Territorial, fully paid and nonassessable.

     (f) The Board of Directors of Territorial has approved this plan and Agreement of Reorganization and the transactions contemplated herein and has authorized the execution and delivery hereof by Territorial.

     NOW, THEREFORE, in considerations the premises and of the respective representations and warranties hereinabove set forth, and of the convenants and agreements herein contained, Territorial and Gosford hereby agree as follows:

     1.   (a)   On the terms and subject to the conditions  herein  set forth,
Gosford hereby agrees to convey, transfer, assign and deliver to Territorial, and Territorial agrees to acquire and accept as hereinafter provided, all the assets and properties, of Gosford of every kind and description, wherever located, including without limitations, all property tangible or intangible, real, personal, or mixed, accounts receivable, bank accounts, cash and securities, claims and right under contracts of Gosford rights to use its corporate name and all other names or slogans used by Gosford in connection with its business or products and all books and records of Gosford relating to its business, all as the same shall exist at the time of closing referred to in
Section 4 hereof (hereinafter called the Closing Date). The assets and property to be conveyed, transferred, assigned and delivered to Territorial on the Closing Date as herein provided shall, without limitations, include all assets and properties of Gosford shown on the balance sheet of Gosford as of June 28, 1989 (Exhibit A annexed hereto), and all assets and property thereafter acquired by Gosford prior to the Closing Date, except such of those assets and property of Gosford as (1) may have been disposed of prior to the Closing Date in the ordinary course of business, and (2) may have been otherwise disposed of prior to the Closing Date at the request or with the consent in writing of Territorial.

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     (b)  Subject to the conditions herein set forth, from and after the Closing
Date, Territorial shall assume and agrees to pay, perform, and discharge all debts, obligations, contracts and liabilities of Gosford of any kind, character or description whether accrued, absolute,contingent, or otherwise (and whether or not reflected or reserved against on Gosford's balance sheets, books of accounts and records), all as the same shall exist at the Closing Date, and all debts, obligations, and liabilities of Gosford arising thereafter in connection with the distribution to the stockholders of Gosford of the shares of Common Stock of Territorial to be issued and delivered to Gosford hereunder and in connection with the liquidation and dissolution of Gosford; provide, however, that Territorial shall not assume the obligation of Gosford to distribute to its stockholder's such shares of Common Stock of Territorial.

     (c) The conveyance, transfer, assignment, and delivery of the assets and property of Gosford to Territorial, as herein provided, shall be effected by deeds, bills of sale, endorsements, assignments, drafts, checks, and other instruments of transfer and conveyance in such form as Territorial shall reasonably request.

     (d) Gosford agrees that it will, at any time and from time to time after the Closing Date, upon request of Territorial, to, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required for the better assigning, transferring, granting, conveying, assuring, and confirming to Territorial, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the assets or property to be assigned to Territorial as provided herein and any or all obligations of Gosford hereunder.

     2. On the terms and subject to the conditions herein set forth, Territorial will issue and deliver to Gosford on the Closing Date definitive stock certificates, in such authorized denominations and registered in the name of Gosford or its nominee or such other names as Gosford shall specify in writing, aggregating 679,671 shares of Common Stock of Territorial.

     3. From and after the date hereof, Gosford shall afford to the officers and accredited representatives of Territorial in order that Territorial may have full opportunity to make such investigations as it shall desire of the affairs of Gosford.

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     4.   The closing under this Plan and Agreement of Reorganization shall take place at 5:00P.M. Central Standard Time, on June 28,1989 at the offices of Territorial Resources Inc. 1300 Main St. Suite 1840, Houston, Texas.

     5. (a) To the extent that the assignment of any contract, license, lease, commitment, sales order, or purchase order to be assigned to Territorial as provided herein shall require the consent of the other party thereto,this Plan and Agreement of Reorganization shall not constitute an agreement to assign the same if an attempted assignment would constitute breach thereof. Gosford agrees that it will use its best efforts to obtain the consent of the other parties to all such contracts, licenses, leases, commitments, sales orders, or purchase orders of Gosford to the assignment thereof to Territorial. If such consent is not obtained, Gosford will cooperate with Territorial in any reasonable arrangement designed to provide for Territorial the benefits under any such contracts, licenses, leases, commitments, sales orders, or purchase orders, including enforcement, at the cost and for the benefit of Territorial, of any and all rights of Gosford against the other party thereto arising out of the breach or cancellation by such other party or otherwise.

     (b) Gosford agrees that Territorial shall have the right and the authority to collect, for account of Territorial, all receivables and other items which shall be transferred to Territorial as provided herein, and to endorse with the name of Gosford any checks received on account of any such receivables or other items. Gosford agrees that it will transfer and deliver to Territorial any cash or other property that Gosford may receive in respect of such receivables or other items

     6. (a) Gosford agrees that, promptly upon receipt by it of the stock certificates for the shares of Common Stock of Territorial to be received by Gosford as provided in Section 2 hereof, and in any event on or before June 28, 1989, Gosford will distribute all such shares to its stockholders in complete winding up and liquidation of Gosford, and that it will not otherwise dispose of any of such shares. Promptly after the Closing Date, Gosford will deliver to a bank or trust company selected by Gosford and satisfactory to Territorial the stock certificates for shares of Common Stock of Territorial delivered to Gosford as herein provided for distribution to the stockholders of Gosford in exchange for their certificates for shares of Common Stock of Gosford.

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     (b)  From and after the Closing Date, Gosford will not engage in any business or other activity except as required to complete the liquidation and dissolution of Gosford as provided herein.

     7. The obligations of Territorial hereunder are, at the option of Territorial, subject to the conditions that, on or before the Closing Date.

     (a) Gosford shall have furnished to Territorial legal opinions or other evidence, in form and substance satisfactory to Territorial, covering the good and marketable title in fee simple of Gosford in and to its real properties, free and clear of all mortgages, liens, charges or encumbrances of any nature whatsoever, except as stated in Exhibit B annexed hereto.

     (b) Territorial shall not have discovered any material error, misstatement, or omission in the representations and warranties made by Gosford herein, and all the terms and conditions of this Plan and Agreement of Reorganization to be complied with and performed by Gosford on or before the Closing Date shall have been complied with and performed.

     (c) The representations and warranties made by Gosford herein shall be correct on and as of the Closing Date, with the same force and effect (except as to transactions contemplated herein and to changes occurring in the ordinary course of business after the date hereof and not materially adversely affecting the business, properties or financial condition of Gosford, as though such representations and warranties had been made on and as of the Closing Date.

     8. The obligations of Gosford hereunder are, at the option of Gosford subject to the conditions that, on or before the Closing Date.

     (a) Gosford shall have received an opinion dated the Closing Date, in form and substance satisfactory to Gosford, to the effect that (1) Territorial is a corporation duly organized and existing and in good standing under the laws of the State of Colorado (2) all corporate and other proceedings required to be taken by or on the part of Territorial to authorize it to carry out this plan and Agreement of Reorganization and to issue and deliver the shares of Common Stock of Territorial deliverable pursuant hereto as provided herein have been duly and properly taken; and (3) said shares of Common Stock of Territorial will, on delivery thereof to Gosford in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable.

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     (b)  Gosford shall carry out the exchange in such a manner as to comply with the rules of reorganization within the meaning of the Internal Revenue Code of 1986 which would enable the transaction to not result in taxable income to Gosford; and that stockholders of Gosford who shall receive shares of Common Stock of Territorial in exchange for their stock in Gosford on the liquidation of Gosford pursuant to such reorganization will not have any taxable gain or deductible loss.

     (d) The representations and warranties made by Territorial herein shall be correct, on and as of the Closing Date, with the same force and effect (except as to transactions contemplated herein and to changes occurring in the ordinary course of business after the date hereof and not materially adversely affecting the business, properties or financial condition of Territorial) as though such representations and warranties had been made on and as of the Closing Date.

     9. Territorial and Gosford agree that the representations and warranties contained herein or made hereunder shall expire with the closing hereunder, such closing to be conclusive evidence that each party is fully satisfied with the facts constituting the basis of the representations and warranties of the other party.

     10. If the transactions contemplated hereby shall not be consummated, each party hereto shall pays its own expenses incident to preparation for carrying this Plan and Agreement of Reorganization into effect and consummating said transactions.

     11. This Plan and Agreement of Reorganization shall not be assignable by either party, except with the written consent of the other. Nothing in this Plan and Agreement of Reorganization, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any right or remedies under or by reason of this Plan and Agreement of Reorganization.

     12. Any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered mail, postage prepaid, if to Territorial, addressed to Territorial Resources Inc., 1300 Main St., Suite 1840, Houston, Tx. 77002

     13. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

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     IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of reorganization to be duly executed as of the day and year first above written.

GOSFORD QUARRY INVESTMENTS, INC.

By:
   -----------------------------------------
   A. ANDREW DAVIS, CHAIRMAN & DIRECTOR

By:
   -----------------------------------------
   URY STAFFORD, DIRECTOR

TERRITORIAL RESOURCES INC.

By:
   -----------------------------------------
   PETER CHASE, DIRECTOR

By:
   -----------------------------------------
   A. ANDREW DAVIS, DIRECTOR

By:
   -----------------------------------------
   DIETER SCHWALB, DIRECTOR

By: /S/ DON OLIVER
   -----------------------------------------
   DON OLIVER, DIRECTOR

By:
   -----------------------------------------
   GUNTHER FLURSHEUTZ, DIRECTOR

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